Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1998 Incentive Plan of ENGlobal Corporation of our report dated March 12, 2003, with respect to the consolidated financial statements and schedules of ENGlobal Corporation and its subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, as previously filed with the Securities and Exchange Commission.

Hein + Associates, LLP

/s/ Hein + Associates, LLP

Houston, Texas

June 5, 2003